                                                                      EXHIBIT 12





                                  MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                  MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                   COMPUTATION OF RATIOS OF EARNINGS TO
                       COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS



                                            FOR THE THREE MONTHS ENDED JUNE 27, 1997
                                       ----------------------------------------------------
                                       MERRILL LYNCH PREFERRED      MERRILL LYNCH PREFERRED
                                           CAPITAL TRUST I               FUNDING I, L.P.
                                       ------------------------     -----------------------

Earnings                                      $5,492,913                      $6,442,925
                                              ==========                      ==========



Fixed charges                                 $       -                       $       -

Preferred securities distribution
  requirements                                 5,328,125                       5,492,913
                                              ----------                      ----------

Total combined fixed charges and
  preferred securities distributions          $5,328,125                      $5,492,913
                                              ==========                      ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                          1.03                            1.17




                                                FOR THE SIX MONTHS ENDED JUNE 27, 1997
                                       --------------------------------------------------------
                                       MERRILL LYNCH PREFERRED          MERRILL LYNCH PREFERRED
                                           CAPITAL TRUST I                  FUNDING I, L.P.
                                       --------------------------       -----------------------
Earnings                                      $11,108,284                     $13,028,351
                                              ===========                     ===========



Fixed charges                                 $       -                       $       -

Preferred securities distribution
  requirements                                 10,656,250                      10,985,826
                                              -----------                     -----------

Total combined fixed charges and
  preferred securities distributions          $10,656,250                     $10,985,826
                                              ===========                     ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                          1.04                            1.19
